As filed with the Securities and Exchange Commission on January 10, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 28th Floor

New York, New York 10019

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act Registration file number to which this form relates:

333-150525

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Russell 1000® Value Over Growth ETF, Direxion Russell 1000® Growth Over Value ETF, Direxion Russell Large Over Small Cap ETF, Direxion Russell Small Over Large Cap ETF, Direxion MSCI Cyclicals Over Defensives ETF, Direxion MSCI Defensives Over Cyclicals ETF, Direxion MSCI Emerging Over Developed Markets ETF, Direxion MSCI Developed Over Emerging Markets ETF, Direxion FTSE Russell US Over International ETF, and the Direxion FTSE Russell International Over US ETF (the “Funds”), at no par value, each a series of the Direxion Shares ETF Trust (the “Trust”), registered hereunder are as set forth for the Funds in Post-Effective Amendment Nos. 234 and 235 under the Securities Act of 1933, as amended, and Amendment Nos. 236 and 237 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which descriptions are incorporated herein by reference, as filed with the Securities and Exchange Commission on January 9, 2019.

The Trust currently consists of 130 separate series. The Funds’ I.R.S. Employer Identification Numbers are as follows:

Title of Class of Securities to be Registered	IRS Employer ID Number
Direxion Russell 1000® Value Over Growth ETF	83-2895687
Direxion Russell 1000® Growth Over Value ETF	83-2912103
Direxion Russell Large Over Small Cap ETF	83-2933207
Direxion Russell Small Over Large Cap ETF	83-2967013
Direxion MSCI Cyclicals Over Defensives ETF	83-2989195
Direxion MSCI Defensives Over Cyclicals ETF	83-3010292
Direxion MSCI Emerging Over Developed Markets ETF	83-2860118
Direxion MSCI Developed Over Emerging Markets ETF	83-2837578
Direxion FTSE Russell US Over International ETF	83-2807514
Direxion FTSE Russell International Over US ETF	83-2753761

Item 2.	Exhibits.

1.

The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.

The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.

The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 121 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on February 26, 2015 (Accession Number: 0001193125-15-065541).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

January 10, 2019

/s/ Patrick Rudnick
Patrick Rudnick Principal Executive Officer